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                                                                EXHIBIT 10(a)(1)


                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT
                 ---------------------------------------------

     THIS AGREEMENT, by and between Case Corporation (the "Corporation") and _________________ (the "Employee") effective as of May 14, 1997 (the "Effective Date"),

                                WITNESSETH THAT:

     WHEREAS, the Corporation has granted the Employee certain awards under the Case Corporation Equity Incentive Plan as of the Effective Date (the "Awards"); and

     WHEREAS, the Awards are contingent on the execution of this Agreement;

     NOW, THEREFORE, in consideration of the Awards, and for other good and valuable consideration the receipt of which is hereby acknowledged, it is agreed by the Employee and Corporation as follows:

     1.   Acknowledgment.

     (a) The Employee acknowledges that the Corporation and its Affiliates (defined below) are (i) primarily in the business of (a) the design, manufacture, sale and distribution of certain agricultural equipment (the "Agricultural Business"), (b) the design, manufacture, sale and distribution of certain construction equipment (the "Construction Business"), (c) supporting activities, consisting of the design, manufacture, sale and distribution of replacement parts for agricultural and construction equipment, the provision of financing and related financial services to dealers of the Corporation, its subsidiaries and affiliates, and their customers, for the acquisition of new and used construction, agricultural and other equipment bearing a Case or other brand name and the provision of market advice to dealers of the Corporation (the "Supporting Activities"), and (ii) may in the future engage in other lines of businesses, as each may be described from time to time in filings with the Securities and Exchange Commission or publications of general distribution of the Corporation (collectively, the "Corporation's Business").

     (b) The Employee further acknowledges that the Corporation and its Affiliates conduct or have a reasonable expectation of conducting the Agricultural Business, Construction Business and Supporting Activities throughout the United States and internationally.

     (c) The Employee further acknowledges that (i) his services to the Corporation and its Affiliates are special and unique, (ii) the covenants and agreements contained in paragraphs 2, 3 and 4 below are essential to protect the Corporation's Business, and (iii) the Corporation would not have made the Awards but for such covenants and agreements by the Employee.

For purposes of this Agreement, the term "Affiliate" means any legal entity, including, without limitation, any corporation, partnership, trust or other legal entity, during any period in which it directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Corporation.

     2. Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Employee has express authorization from the Corporation, the Employee agrees to keep secret and confidential indefinitely all non-public information concerning the Corporation or any Affiliate of the Corporation which was acquired by or disclosed to the Employee during the course of his employment with the Corporation or its Affiliates, including but not limited to customer lists, price lists, customer services requirements, costs of providing
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services, supplier information, and other data of or pertaining to the
Corporation or to any Affiliate of the Corporation which are not a matter of public knowledge, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way other than in the good faith performance of his duties for the Corporation.

     3. Nonsolicitation. While the Employee is employed by the Corporation and its Affiliates and for a period of two years after the date of the Employee's termination of employment with the Corporation and its Affiliates for any reason, the Employee covenants and agrees that he will not, whether for himself or for any other person, business, partnership, association, firm, company or corporation, directly or indirectly, call upon, solicit, divert or take away or attempt to solicit, divert or take away (i) any individual or entity which is or has been a customer or potential customer (as defined below) of the Corporation or its Affiliates at any time during the two year period preceding such call, solicitation, diversion or take away or attempted solicitation, diversion or take away, or (ii) any individual who has been during the preceding two years an employee of the Corporation or its Affiliates. For purposes of this paragraph 3, a "potential customer" means any individual or entity from which the Corporation or any Affiliate has actively solicited business or has targeted for such solicitation.

     4. Noncompetition. While the Employee is employed by the Corporation and its Affiliates, and for a period of two years after the date of the Employee's termination of employment with the Corporation and its Affiliates for any reason, the Employee covenants and agrees that, without the prior written consent of the Corporation, (a) he will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest other than ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System in, any person, firm, corporation, or other business entity (whether as an employee, officer, director or consultant) that engages in or is controlled by, controls or under common control with any business entity which engages in, any activity in the United States or internationally which is the same as or competitive with the Corporation's Agricultural Business or Construction Business, or (b) use the knowledge or information obtained about the Corporation's Business during the course of his employment with the Corporation or its Affiliates to compete with or assist any business entity to compete with the Corporation's Business or any other line of business for which, as of the date of the Employee's termination of employment, the Corporation has made a corporate decision to undertake. The Compensation Committee of the Board of Directors of the Corporation (the "Committee") shall have the sole and exclusive right to give consent on behalf of this Corporation under this paragraph 4 with respect to any activity or arrangement that would otherwise be prohibited hereunder, which consent will not be unreasonably withheld if the arrangement or activity otherwise prohibited by this paragraph 4, relates to or involves only a nonmaterial competitor of the Corporation (determined by taking into account the materiality of the competing business to the Corporation and to the competitor and such other factors as may be determined in the sole discretion of the Committee).

     5. Remedies. The Employee acknowledges that the Corporation would be irreparably injured by a violation of paragraph 2, 3 or 4, and he agrees that the Corporation, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief, restraining Employee from any actual or threatened breach of any such paragraph. If a bond is required to be posted in order for the Corporation to secure an injunction or other equitable remedy, the parties agree that the bond need not be more than a nominal sum.

     6. Severability and Entire Agreement. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified). The Agreement is intended to be the entire agreement between the parties regarding the subject matter hereof and shall supersede any prior agreements to the contrary.

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     7.   Applicable Law.  The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Delaware without application of the conflict of laws provisions thereunder.

     8. Successors. This Agreement shall be binding upon, and operate for the benefit of, the Corporation and its successors and assigns.

     9. Acknowledgment by Employee. The Employee acknowledges that he has read this Agreement, understands the undertakings and restrictions it contains, and intends to be fully bound by its terms.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


CASE CORPORATION                          EMPLOYEE


By    ____________________________        By  ______________________________
      Marc J. Castor
      Vice President



                                               Date_____________________________

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